WARRANT PURCHASE AGREEMENT

WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this 17th day of February, 2011 among Lone Oak Acquisition Corporation, a Cayman Islands corporation (the “Company”), and each of Baris Merzeci, Can Aydinoglu, BBS Capital Fund, LP, Hauser Holdings LLC and Rampant Dragon, LLC (collectively, the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1, as amended (File No. 333-______) (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of 4,000,000 units (the “Units”), each unit consisting of one ordinary share of the Company, $0.001 par value (the “Ordinary Shares”), and one warrant (the “Warrants”), each Warrant to purchase one Ordinary Share; and

WHEREAS, simultaneously with the consummation of the IPO, the Company desires to sell in a private placement (the “Placement”) an aggregate of 6,600,000 warrants (the “Placement Warrants”) to the Purchasers pursuant to the terms and conditions hereof and as set forth in the Registration Statement; and

WHEREAS, each Purchaser desires to acquire the number of Placement Warrants set forth opposite its name on Schedule A hereto; and

WHEREAS, except as provided herein, the Placement Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the Ordinary Shares underlying the Placement Warrants (the “Underlying Shares”) on the terms set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.           Purchase of Placement Warrants. The Purchasers hereby agree, directly or through their nominees, to purchase an aggregate of 6,600,000 Placement Warrants at a purchase price of $0.35 per Placement Warrant, or an aggregate of $2,310,000 (the “Purchase Price”). Such purchases shall be in the names and amounts set forth on Schedule A hereto.

2.           Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place simultaneously with the closing date (the “IPO Closing Date”) of the IPO. The Purchasers shall pay the Purchase Price by wire transfer of funds to Loeb & Loeb, LLP, as escrow agent, no later than twenty-four (24) hours prior to the effective date of the Registration Statement.

3.    Terms of Placement of Warrants.

3.1          The Placement Warrants shall be identical to the Warrants except that they are (i) being issued in a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) non-redeemable by the Company and (iii) may be exercised on a “cashless basis” by the holder thereof, in each case provided such Placement Warrants are held by the initial purchasers or their affiliates.

3.2          The Purchasers hereby agree that the Placement Warrants will not be sold or transferred by the Purchasers (except to (i) the Company’s officer’s, directors and/or employees, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of a Purchaser’s immediate family or to a trust, the beneficiary of which is a Purchaser or a member of a Purchaser’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order) until after the Company has completed an initial business combination (as described in the Registration Statement).

4.           Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

4.1         The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser does not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject to.

4.2         The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.3         The Placement Warrants are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.4         The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.5         The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Placement Warrants or the fairness or suitability of the investment in the Placement Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Placement Warrants.

5.           Registration Rights. The Purchasers shall have registration rights pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors listed on the signature page thereto substantially in the form filed as an exhibit to the Registration Statement.

6.           Waiver of Claims Against Trust Account. Each Purchaser of Placement Warrants hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the trust account maintained by the Company’s transfer agent, acting as trustee (the “Trust Account”) with respect to any Ordinary Shares acquired by such Purchaser in connection with the exercise of the Placement Warrants purchased pursuant to this Agreement ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.           Legends; Denominations. The Placement Warrants, and the Ordinary Shares underlying such Placement Warrants, will bear the following legend and appropriate "stop transfer" instructions:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

8.           Waiver and Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to their purchase of the Placement Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by Purchasers of the Placement Warrants.  Additionally, each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the underwriters in the IPO (“Underwriters”) with respect to their purchase of the Placement Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Underwriters by the Purchasers.

9.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.         Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such arbitration represent an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 17th day of February, 2011.

LONE OAK ACQUISITION CORPORATION

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: Executive Chairman of the Board

PURCHASERS:

/s/ Baris Merzeci
Baris Merzeci

/s/ Can Aydinoglu
Can Aydinoglu

BBS CAPITAL FUND, LP

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: Managing Director

HAUSER HOLDINGS LLC

By:	/s/ Allison F. Kern
Name: Allison F. Kern
Title: Vice Manager

RAMPANT DRAGON, LLC

By:	/s/ William B. Heyn
Name: William B. Heyn
Title: President

SCHEDULE A

Purchaser	Placement Warrants	Purchase Price
Baris Merzeci	100,000	$35,000.000
Can Aydinoglu	140,000	$49,000.000
BBS Capital Fund, LP	2,932,500	$1,026,375.00
Hauser Holdings LLC	2,932,500	$1,026,375.00
Rampant Dragon, LLC	495,000	$173,250.00
Total:	6,600,000	$2,310,000